UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 10, 2019, Dollar General Corporation (the “Company”) entered into an unsecured amended and restated credit agreement (the “2019 Credit Agreement”) with the initial lenders named therein, Citibank, N.A. as administrative agent, Bank of America, N.A. and Goldman Sachs Lending Partners LLC as co-syndication agents, Citibank, N.A., BofA Securities, Inc., Goldman Sachs Lending Partners LLC, U.S. Bank National Association and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners, and branch Banking & Trust Company, BBVA USA, Fifth Third Bank, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., PNC Bank, National Association, Regions Bank, U.S. Bank, National Association, and Wells Fargo Bank, National Association as co-documentation agents. The 2019 Credit Agreement provides for a $1.25 billion unsecured five-year revolving credit facility (the “Revolving Facility”) of which up to $175.0 million is available for letters of credit. The Revolving Facility also includes borrowing capacity available for short-term borrowings referred to as swingline loans.

A copy of the 2019 Credit Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the 2019 Credit Agreement in this report is a summary and is qualified in its entirety by the terms of the 2019 Credit Agreement attached hereto.

The 2019 Credit Agreement provides that the Company has the right at any time to request increased revolving commitments in an aggregate amount of up to $250.0 million. The Company also has the right, subject to certain limitations and conditions, to request extensions of the termination date. The lenders under the 2019 Credit Agreement will not be under any obligation to provide any such increased revolving commitments or extensions, and any such addition of or increase in commitments or extensions of the termination date will be subject to certain customary conditions precedent.

Borrowings under the Revolving Facility bear interest at a rate equal to an applicable interest rate margin plus, at the Company’s option, either (a) LIBOR or (b) a base rate (which is the highest of (i) Citibank’s publicly announced “base rate”, (ii) the federal funds rate plus 0.5% and (iii) the LIBOR rate for an interest period of one month, (but in no event less than 0%) plus 1.00%). The Company is also required to pay a facility fee to the lenders under the Revolving Facility for any used and unused commitments and customary fees on letters of credit issued under the Revolving Facility. As of September 10, 2019, the applicable interest rate margin for LIBOR loans is 1.015% and the commitment fee rate is 0.110%. The applicable interest rate margins for borrowings, the facility fees and the letter of credit fees under the Revolving Facility are subject to adjustment from time to time based on the Company’s long-term senior unsecured non-credit-enhanced debt ratings.

The Company may voluntarily repay outstanding loans under the 2019 Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

The 2019 Credit Agreement contains a number of customary affirmative and negative covenants that, among other things, restrict, subject to certain exceptions, the Company’s and its subsidiaries’ ability to: incur additional liens; sell all or substantially all of the Company’s assets; consummate certain fundamental changes or change the Company’s lines of business; and incur additional subsidiary indebtedness. The 2019 Credit Agreement also contains financial covenants that require the maintenance of a minimum fixed charge coverage ratio and a maximum leverage ratio, as well as customary events of default, the occurrence of which could result in amounts borrowed under the Revolving Facility becoming due and payable and remaining commitments terminated prior to its September 10, 2024 expiration date.

Certain lenders under the 2019 Credit Agreement and their affiliates have, from time to time, provided investment banking, commercial banking, advisory and other services to the Company and/or its affiliates for which they have received customary fees and commissions and such lenders and their affiliates may provide these services from time to time in the future.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 10, 2019, all outstanding commitments under that certain Amended and Restated Credit Agreement, dated as of February 22, 2017, by and among the Company, as borrower, Citibank, N.A., as administrative agent, and the other credit parties and lenders party thereto (as previously disclosed by the Company on its Current Report on Form 8-K dated February 22, 2017, filed with the Securities and Exchange Commission on February 22, 2017), as amended by that certain Amendment No. 1, dated as of February 4, 2019, among the Company, as borrower, Citibank, N.A., as administrative agent, and the other credit parties and lenders party thereto (as previously disclosed by the Company on its Quarterly Report on Form 10-Q dated May 30, 2019, filed with the Securities and Exchange Commission on May 30, 2019) (as amended, the “2017 Credit Agreement”) were terminated and replaced by the commitments under the 2019 Credit Agreement as described in Item 1.01 above.

Certain lenders under the 2017 Credit Agreement and their affiliates have, from time to time, provided investment banking, commercial banking, advisory and other services to the Company and/or its affiliates for which they have received customary fees and commissions and such lenders and their affiliates may provide these services from time to time in the future.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATIN UNDER AN OFF-BALANCE SHEET ARRANGEMETN OF A REGISTRANT.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Financial statements of businesses acquired.  N/A

(b)       Pro forma financial information.  N/A

(c)       Shell company transactions. N/A

(d)       Exhibits.  See Exhibit Index to this report.

2

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Credit Agreement, dated as of September 10, 2019, among Dollar General Corporation, as borrower, Citibank, N.A., as administrative agent, and the other credit parties and lenders party thereto.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2019	DOLLAR GENERAL CORPORATION

	By:	/s/ John W. Garratt
John W. Garratt
Executive Vice President and Chief Financial Officer

4